SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AT&T Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-1301883
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

208. S. Akard Street Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
2.750% Global Notes due 2023 4.375% Global Notes due 2029 5.200% Global Notes due 2033	New York Stock Exchange New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act registration statement file number to which this form relates:

333-209597

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

AT&T Inc. (the “Company”), hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated March 11, 2016 under the heading “Description of the AT&T Notes” (excluding the sub-heading “Description of the AT&T U.S. Notes”) and in the Company’s prospectus forming part of its Registration Statement on Form S-4 (File No. 333-209597) under the same heading, originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on February 19, 2016, as thereafter amended and supplemented (the “Registration Statement”).

Item 2.	Exhibits.

4.1	Indenture, dated as of May 15, 2013, between AT&T Inc. and The Bank of New York Mellon, N.A., as Trustee (incorporated by reference to Exhibit 4-a to the Company’s 8-K filed on May 15, 2013).

4.2	Form of 2.750% Global Note due 2023 (incorporated by reference to Exhibit 4.13 to the Company’s filing on Form 8-K (No. 001-08610), filed on March 22, 2016).

4.3	Form of 4.375% Global Note due 2029 (incorporated by reference to Exhibit 4.16 to the Company’s filing on Form 8-K (No. 001-08610), filed on March 22, 2016).

4.4	Form of 5.200% Global Note due 2033 (incorporated by reference to Exhibit 4.17 to the Company’s filing on Form 8-K (No. 001-08610), filed on March 22, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

AT&T Inc.

Date: March 24, 2016	By:	/s/ Debra L. Dial
Debra L. Dial
Senior Vice President and Controller